Exhibit 5.1

                        [JENKENS & GILCHRIST LETTERHEAD]

                               September 13, 2004

Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California 90010

                           Re: Wilshire Bancorp, Inc.

Gentlemen:

      We have acted as counsel for Wilshire Bancorp, Inc., a California corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and General Instruction K to Form S-4, of a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering 84,659 shares (the "Shares") of common stock of the Company, as described in the Registration Statement.

      This opinion is being  furnished in accordance  with the  requirements  of
Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

      In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, certificates, corporate records and other instruments, as we have deemed necessary. In addition, we have examined such books and records of the Company, as in our judgment, is necessary or appropriate to enable us to render the opinions expressed below.

      Based upon the foregoing, it is our opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and delivered pursuant to that certain Agreement and Plan of Merger entered into by and among the Company, the Bank, and Interim Wilshire Bancorp, Inc., an interim corporation formed for the sole purpose of effecting the Reorganization.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, or Item 509 of the Regulation S-K.


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Wilshire Bancorp, Inc.
September 13, 2004
Page 2

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                       Very truly yours,

                                       /s/ JENKENS & GILCHRIST, P.C.